                                                                   EXHIBIT 99.2

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders of Neuromag Oy:


We have audited the accompanying balance sheets of Neuromag Oy as of December 31, 1999 and 1998, and the related statements of operations, changes in shareholders' equity, and cash flows for the years then ended in Finnish Markka. These financial statements are the responsibility of Neuromag Oy's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Finland, which are substantially the same as those generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Neuromag Oy as of December 31, 1999 and 1998, and the results of the Company's operations and cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, on December 22, 1999, Biomagnetic Technologies, Inc. acquired all of the issued and outstanding capital stock of Neuromag Oy.


                                    /s/SVH Pricewaterhouse Coopers Oy
                                    Authorized Public Accountants



                                    Esko Saarinen
                                    Authorized Public Accountant

                                  NEUROMAG OY

                                 BALANCE SHEETS
                          (all amounts in U.S. dollars)


                                                                          December 31,
                                                                    1999                  1998
                                                             -----------------     ----------------
ASSETS
  Cash                                                       $        491,420      $       293,958
  Short-term investments                                               50,688               58,870
  Accounts receivable                                                 954,244            1,205,977
  Inventories                                                       1,061,286              982,040
  Prepaid expenses and other                                           11,684                7,376
                                                             -----------------     ----------------

          Total current assets                                      2,569,322            2,548,221
                                                             -----------------      ---------------

  Net machinery and equipment                                         142,928              159,947
  Intangibles, net                                                     62,620               88,041
  Deferred income taxes                                               616,280              925,425
  Other assets                                                        168,962                   -
                                                             -----------------      ---------------

TOTAL ASSETS                                                 $      3,560,112       $    3,721,634
                                                             =================      ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
  Accounts payable                                           $        452,614       $      472,297
  Accrued expenses                                                    758,556              370,436
  Customer deposits                                                   531,849              824,089
  Bank loan                                                                -               196,230
                                                             -----------------      ---------------

           Total current liabilities                                1,743,019            1,863,052
                                                             -----------------      ---------------

  Subordinated loan                                                   530,539              616,170
  Accrued interest on subordinated loan                                27,134               11,799
                                                             -----------------      ---------------

           Total liabilities                                        2,300,692            2,491,021
                                                             -----------------      ---------------




COMMITMENTS AND CONTINGENCIES

  SHAREHOLDERS' EQUITY
  Share capital - $25 par value;
    1,832 shares issued and outstanding                                46,431                46,431
  Additional paid-in capital                                        3,846,751             3,846,751
  Accumulated deficit                                              (2,633,762)           (2,833,590)
  Cumulative translation adjustment                                        -                171,021
                                                              ----------------      ----------------

        Total shareholders' equity                                  1,259,420             1,230,613
                                                              ----------------      ----------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                    $     3,560,112       $     3,721,634
                                                              ================      ================

                 See Notes to Financial Statements

                                   NEUROMAG OY

                           STATEMENTS OF OPERATIONS
                         (all amounts in U.S. dollars)


                                                       Years Ended December 31,
                                                       1999               1998
                                               -------------------  -----------------
REVENUES
   Product                                      $       5,143,113   $      4,218,033
   Product services                                       114,515            133,699
                                                ------------------  -----------------
                                                        5,257,628          4,351,732
                                                ------------------  -----------------
COST OF REVENUES
   Product                                              3,326,669          2,621,111
   Product services                                        81,436            116,563
                                                ------------------  -----------------
                                                        3,408,105          2,737,674
                                                ------------------  -----------------
GROSS MARGIN                                            1,849,523          1,614,058
                                                ------------------  -----------------
OPERATING EXPENSES
   Research and development                               605,264          1,160,581
   Marketing, general and administrative                  958,695            722,694
                                                ------------------  -----------------
                                                        1,563,959          1,883,275
                                                ------------------  -----------------
OPERATING INCOME (LOSS)                                   285,564           (269,217)

   Interest expense                                       (23,244)           (11,728)
   Interest income                                          7,538             13,633
   Other income, net                                        1,991              7,693
   Gain on sale of investment in other
    company                                               108,515                 -
                                                ------------------  -----------------

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR              380,364           (259,619)
   INCOME TAXES

   Provision (benefit) for income taxes                   180,536           (331,963)
                                                ------------------  -----------------
NET INCOME                                      $         199,828   $         72,344
                                                ==================  =================

                 See Notes to Financial Statements

                                  NEUROMAG OY

                      STATEMENTS OF SHAREHOLDERS' EQUITY
                    YEARS ENDED DECEMBER 31, 1999 AND 1998
                         (all amounts in U.S. dollars)



                                                                            Additional     Cumulative
                                                 Share Capital                Paid-in      Translation   Accumulated
                                            Shares            Amount          Capital       Adjustment      Deficit       Total
                                         --------------  --------------  --------------  --------------  -----------  ------------
BALANCE,     DECEMBER 31, 1997                    1,832   $      46,431   $   3,846,751   $         -    $(2,905,934) $    987,248
   Change in cumulative
    translation adjustment                          -               -               -          171,021             -       171,021
   Net income                                       -               -               -               -         72,344        72,344
                                                                                                                      ------------
   Comprehensive income                                                                                                    243,365
                                         --------------  --------------  --------------  --------------  -----------  ------------
BALANCE, DECEMBER 31, 1998                       1,832          46,431       3,846,751         171,021    (2,833,590)    1,230,613
   Change in cumulative
    translation adjustment                          -               -               -         (171,021)            -      (171,021)
   Net income                                       -               -               -               -        199,828       199,828
                                                                                                                      ------------
   Comprehensive income                                                                                                     28,807
                                         --------------  --------------  --------------  --------------  -----------  ------------
BALANCE, DECEMBER 31, 1999                       1,832   $      46,431   $   3,846,751   $          -    $(2,633,762) $  1,259,420
                                         ==============  ==============  ==============  ==============  ===========  ============

                 See Notes to Financial Statements

                                  NEUROMAG OY

                            STATEMENTS OF CASH FLOWS
                         (all amounts in U.S. dollars)

                                                                      Years Ended December 31,
                                                                      1999                1998
                                                               ------------------  -----------------
OPERATING ACTIVITIES
Net income                                                     $      199,828      $        72,344
Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
    Depreciation and amortization                                      76,956               85,512
    Gain on sale of investment in other company                      (108,515)                  -
 Changes in operating assets and liabilities:
       Accounts receivable                                            251,733             (606,240)
       Inventories                                                    (85,810)            (129,793)
       Prepaid expenses and other                                      (4,665)              (3,537)
       Deferred income taxes                                          180,536             (331,963)
       Accounts payable                                               (21,313)              32,562
       Accrued expenses                                               403,455             (261,732)
       Customer deposits                                             (316,458)            (615,982)
                                                               ----------------    -----------------
Net cash provided by (used in) operating activities                   575,747           (1,758,829)
                                                               ----------------    -----------------
INVESTING ACTIVITIES
  Purchases of machinery and equipment                                (64,118)             (61,781)
  Payments for intangibles                                             (4,183)             (11,774)
  Net change in short-term investments                                  8,860            1,177,380
                                                               ----------------    -----------------
Net cash (used in) provided by investing activities                   (59,441)           1,103,825
                                                               ---------------     -----------------
FINANCING ACTIVITIES
  Net (payments) borrowings on bank loan                             (212,488)             627,544
                                                               ---------------     ----------------
Net cash (used in) provided by financing activities                  (212,488)             627,544
                                                               ---------------     ----------------
NET INCREASE (DECREASE) IN CASH                                       303,818              (27,460)

EXCHANGE RATE EFFECTS                                                (106,356)              (2,949)

CASH, BEGINNING OF YEAR                                               293,958              324,367
                                                               ---------------     ----------------
CASH, END OF YEAR                                              $      491,420      $       293,958
                                                               ===============     ================

                        See Notes to Financial Statements

                                  NEUROMAG OY

                         Notes to Financial Statements
                          December 31, 1999 and 1998


1.     BUSINESS ACTIVITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY

Neuromag Oy ("Neuromag") was incorporated in Helsinki, Finland on June 6, 1989. Neuromag operates in one business segment, developing, manufacturing and selling products designed to measure magnetic fields generated by the human body. Neuromag sells its products primarily to researchers at universities, corporations, and research institutions throughout the Pacific Rim, Europe and North America.

SHORT-TERM INVESTMENTS

Neuromag has classified its short-term investments as "available for sale" at December 31, 1999 and 1998 and are stated at fair market value which approximates cost. For the years ended December 31, 1999 and 1998, realized gains and losses on short-term investments were not material.

FAIR VALUE OF FINANCIAL INSTRUMENTS

It is Neuromag's belief that the carrying amounts shown for the Company's financial instruments are reasonable estimates of their related fair values.

INVENTORIES

Inventories are carried at the lower of cost or market. Cost is determined on the first-in, first-out basis.

MACHINERY AND EQUIPMENT

Machinery and equipment are stated at cost less accumulated depreciation. Depreciation is generally computed using the straight-line method over estimated useful lives of four to ten years. Maintenance and repairs are charged to expense as incurred and the costs of additions and betterments that increase the useful lives of related assets are capitalized.

INTANGIBLES

Intangibles consist of patents and other acquired assets. Intangibles and patents are amortized over five to ten years.

INVESTMENTS IN OTHER COMPANIES

Neuromag accounts for its minority equity holdings (less than or equal to 20 percent investment) in other companies under the cost method.

LONG-LIVED ASSETS

Neuromag assesses potential impairments to its long-lived assets on an exception basis when there is evidence that events or changes in circumstances have made recovery of the asset's carrying value unlikely. An impairment loss would be recognized when the sum of the expected future net cash flows is less than the carrying amount of the asset.

INCOME TAXES

Deferred income tax assets or liabilities are recognized based on the temporary differences between financial statement and income tax bases of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. Deferred income tax expenses or credits are based on the changes in the deferred income tax assets or liabilities from period to period.

REVENUE RECOGNITION

Revenue from product sales is recognized upon shipment. Standard terms of sale also include a one year service period following the sale. Neuromag defers and recognizes service revenues over the related service period.

Product service revenues are recognized as services are performed.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred.

SOFTWARE DEVELOPMENT COSTS

Costs relating to the development of software after technological feasibility is established are required to be capitalized. Neuromag has expensed all software development costs as incurred as technological feasibility is not reached until product testing is complete, which generally coincides with product release.

FOREIGN CURRENCY TRANSLATION

The functional currency of Neuromag is the Finnish Markka. In the accompanying financial statements, monetary assets and liabilities of Neuromag have been translated into U.S. dollars at the exchange rate in effect at the balance sheet dates. Revenues and expenses have been translated at average exchange rates for the period. The effects of such foreign currency translation have been recorded as a component of shareholders' equity.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   FINANCIAL STATEMENT INFORMATION

     For the years ended December 31, 1999 and 1998, the following were approximate cash payments for:


                                                                           1999              1998
                                                                        -----------      -----------
              Interest                                                  $    7,000       $     1,000
              Income taxes                                              $       -        $        -


     Inventories consist of the following at December 31, 1999 and 1998:


                                                                            1999             1998
                                                                        -----------      -----------
              Raw materials and components                              $  234,563       $  225,233
              Work in process                                              826,723          756,807
                                                                        -----------      -----------
                                                                        $1,061,286       $  982,040
                                                                        ===========      ===========


     Machinery and equipment consists of the following at December 31, 1999 and 1998:


                                                                            1999             1998
                                                                        -----------      -----------
              Machinery and equipment, at cost                          $  361,945       $ 351,591
              Accumulated depreciation and amortization                   (219,017)       (191,644)
                                                                        -----------      -----------
                                                                        $  142,928       $ 159,947
                                                                        ===========      ===========



     Accrued expenses consist of the following:
                                                                            1999             1998
                                                                        -----------      -----------
              Warranty costs                                            $   81,102       $   82,418
              Uninvoiced material receipts                                 428,915               -
              Payroll and related                                          150,275          165,584
              Facility lease loss                                           38,301           81,796
              Other                                                         59,963           40,638
                                                                        -----------      -----------
                                                                        $  758,556       $  370,436
                                                                        ===========      ===========


3.   RETIREMENT BENEFITS

In accordance with Finnish law, Neuromag is required to make annual contributions to a pension fund for the benefit of its employees. Pension contributions are based on a fixed percentage of employees' salaries. Provided that Neuromag makes such required contributions, it has no further obligations related to such future employee pension benefits. For the years ended December 31, 1999 and 1998, Neuromag made pension contributions totaling approximately $130,000 and $115,000, respectively.

4.   SUBORDINATED LOAN

Neuromag borrowed a total of FIM 3,140,000 ($530,539 at December 31, 1999) from TEKES at the Finnish state base interest rate minus 1% (1.75% at December 31, 1999), subject to a minimum rate of 3%. Repayment of this loan and related accrued interest can occur only after Neuromag has generated sufficient distributable equity based upon the statutory final accounts prepared according to Finnish GAAP. Distributable equity as of December 31, 1999 in accordance with Finnish GAAP was a deficit of FIM 10,227,322 ($1,728,023 at December 31, 1999). Therefore, the future repayment date for principal and related accrued interest outstanding is dependent upon Neuromag generating sufficient distributable equity in the future.

5.   SEGMENT AND GEOGRAPHIC INFORMATION

The following data represents information about operations of Neuromag in different geographic regions:


                                                      1999               1998
                                                  ------------       -----------
       REVENUES
          Finland                                 $   245,856        $   25,870
          Germany                                      16,359            25,755
          Japan                                     4,986,592         4,053,131
          USA                                           8,821           246,976
                                                  ------------       -----------
                                                  $ 5,257,628        $ 4,351,732
                                                  ============       ===========

Net income and substantially all identifiable assets pertain to Neuromag's operating facility in Finland.

6.   INCOME TAXES

Components of Neuromag's net deferred tax assets are as follows at December 31, 1999 and 1998:

                                                        1999               1998
                                                     ----------         ----------
       Deferred tax assets:
          Net operating loss carryforwards           $ 174,017          $ 229,477
          Depreciation                                 120,534            134,971
          Research and development credits             465,959            719,674
          Accrued expenses                              23,525             66,954
          Other                                          6,262              3,826
                                                     ----------         ----------
           Total deferred tax assets                   790,297          1,154,902

           Valuation allowance                        (174,017)          (229,477)
                                                     ----------         ----------
           Net deferred assets                       $ 616,280          $ 925,425
                                                     ==========         ==========

A valuation allowance has been provided for the value of Neuromag's net operating loss carryforwards due to changes in control of Neuromag (see Note
10). The amount of net deferred tax assets considered realizable is subject to change in the near term based on future operating results of Neuromag.

For the years ended December 31, 1999 and 1998, the provision (benefit) for income taxes consists of deferred Finnish taxes.

7.   COMMITMENTS AND CONTINGENCIES

LEGAL MATTERS

Neuromag is at times subject to pending and threatened legal matters that arise out of the normal course of business. There are no pending or threatened legal actions that Neuromag is aware of that the ultimate disposition of these matters will have a material adverse effect on the financial position or results of operations of Neuromag.

LEASE COMMITMENTS

Neuromag leases certain facilities under a non-cancelable operating lease with a shareholder. After December 31, 2000, Neuromag has the option to cancel such lease upon six months written notice. Approximate future non-cancelable minimum lease payments at December 31, 1999 consist of the following:


       YEAR ENDING DECEMBER 31,
       -----------------------
                  2000                      $ 134,000
                  2001                         67,000
                                            ----------
                       TOTAL                $ 201,000
                                            ==========


Total rent expense for the years ending December 31, 1999 and 1998 was approximately $95,000 and $70,000, respectively.


8.       SHAREHOLDER PURCHASE OPTION AGREEMENT

Pursuant to a shareholder agreement between Neuromag and Marconi Medical Systems, Inc., a shareholder of Neuromag, Marconi has a call option to purchase all of the outstanding shares of Neuromag for cash and royalties on future revenues. Marconi exercised this option in conjunction with the ultimate sale of the Company's outstanding share capital to Biomagnetic Technologies, Inc. (see Note 10)

9.       CONCENTRATIONS OF RISK

During the years ended December 31, 1999 and 1998, the Company obtained substantially all of its SQUID components for its products from one vendor. The Company believes that it could obtain such components from other vendors on comparable terms, but a change in vendors could have a material adverse impact on the Company's financial position and results of operations.

During the years ended December 31, 1999 and 1998, the Company sold substantially all of its products through two distributors that in turn sell the products to end-users. Termination of such distributor relationships could have a material adverse impact on the Company's financial position and results of operations.

Marconi Medical Systems, Inc. has been the exclusive U.S. distributor for Neuromag Oy since January 1996. During the years ended December 31, 1999 and 1998, sales to Marconi totaled approximately $24,000 and $1,590,000, respectively. At December 31, 1999 and 1998, approximately $173,000 and $210,000, respectively, was due from Marconi and included in accounts receivable.

10.      ACQUISITION OF NEUROMAG OY SHARE CAPITAL BY BIOMAGNETIC
         TECHNOLOGIES, INC.

On December 22, 1999, Biomagnetic Technologies, Inc., acquired all of the issued and outstanding capital stock ("Shares") of Neuromag Oy pursuant to the terms of a Share Purchase Agreement, by and between Marconi Medical Systems, Inc. ("Marconi") and BTi (the "Share Purchase Agreement"). Similar to Neuromag Oy, BTi is engaged in the research, development and manufacturing of MSI systems. BTi is located in San Diego, California. Under the terms of the Share Purchase Agreement, BTi paid a total of $10 million in cash to Marconi for the purchase of the Shares and agreed to pay between a minimum of $2.5 million and a maximum of $5 million in royalties to Marconi under an ancillary royalty agreement over 8 years, and additional consideration of up to approximately $1.8 million dependent upon the occurrence of certain future events.